Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of The LGL Group, Inc. of our report dated April 1, 2013, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2012.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Orlando, FL
September 19, 2013